                                SALES AGREEMENT


   THIS AGREEMENT is made by and between NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), a Massachusetts business trust, NEUBERGER & BERMAN MANAGEMENT INCORPORATED ("N&B MANAGEMENT"), a New York corporation, and HARTFORD LIFE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Connecticut.

   WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 ("'40 Act") as an open-end diversified management investment company; and

   WHEREAS, TRUST is organized as a series fund, comprised of several Portfolios; and

   WHEREAS, TRUST was initially organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies and now also offers its shares to certain qualified pension and retirement plans; and

   WHEREAS, N&B MANAGEMENT is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

   WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts to offer Variable Contracts and is desirous of having certain Portfolios of TRUST (as listed on Appendix A hereto) as the underlying funding vehicles for such Variable Contracts; and

   WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and the TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

   NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST and N&B MANAGEMENT agree as follows:

   1. TRUST will make available to the designated separate accounts of LIFE COMPANY shares of the selected Portfolios for investment of purchase payments of Variable Contracts allocated to the designated separate accounts as provided in the TRUST's Prospectus.

   2. TRUST represents and warrants that all shares of the Portfolios of TRUST will be sold only to other insurance companies which have agreed to participate in TRUST to fund their separate accounts and/or to certain qualified pension and other retirement plans. Shares of the Portfolios of TRUST will not be sold directly to the general public.

   3. Orders shall be placed for such shares with TRUST's custodian pursuant to procedures which are then in effect and which may be modified from time to time.

   4.(a) TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 4(a), LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     (b) TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 4(b), LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

     (c) TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practical after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:15 p.m. New York time.

     (d)  TRUST will be managed in such a manner as to comply with
          Section 817(h) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event TRUST becomes aware that any Portfolio of TRUST has failed to comply, it will take all reasonable steps (a) to notify LIFE COMPANY of such failure, and (b) to adequately diversify the Portfolio so as to achieve compliance.

   5. TRUST represents and warrants that the TRUST is and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of TRUST in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the '40 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   6.(a) TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following TRUST (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY:

            (i)  prospectuses and statements of additional information;

           (ii)  annual and semi-annual reports; and

          (iii)  proxy materials.

          LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to the TRUST for reimbursement by the TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. LIFE COMPANY will provide the TRUST on a semi-annual basis, or more frequently as reasonably requested by the TRUST, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in the TRUST. This tabulation will be sent to the TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter.

     (b) TRUST will provide LIFE COMPANY, with respect to prospective Variable Contract owners of LIFE COMPANY, the following TRUST (or individual Portfolio) documents, and any supplements thereto:

            (i) camera ready copy of the current prospectus for printing by the LIFE COMPANY;

           (ii) a copy of the statement of additional information suitable for duplication;

          (iii)  camera ready copy of proxy material suitable for printing;
                 and

           (iv)  annual and semi-annual reports in camera ready form.

   7. Any materials utilized by LIFE COMPANY which describe TRUST (or its individual Portfolios), its shares, or the TRUST's investment adviser shall be submitted to TRUST and N&B MANAGEMENT for approval prior to use, not less than five (5) business days before such approval is needed by LIFE COMPANY. Advertising and literature, if and to the extent that it describes LIFE COMPANY, the separate accounts of LIFE COMPANY or the Variable Contracts, prepared by N&B MANAGEMENT for use in marketing TRUST or the Portfolios will be submitted to LIFE COMPANY for approval before use, not less than five (5) business days before such approval is needed by N&B MANAGEMENT.

   8. N&B MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY, its directors, officers and employees, against any and all losses, claims, damages, liabilities (including amounts paid in settlement with written consent of N&B MANAGEMENT) or litigation (including reasonable legal fees and expenses) to which LIFE COMPANY may become subject to under any statute, at common law or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from gross negligence, bad faith or willful misconduct of N&B MANAGEMENT relating to the sale or acquisition of the TRUST's shares or the Variable Contracts.

   LIFE COMPANY agrees to indemnify and hold harmless N&B MANAGEMENT and the TRUST against any such losses, claims, damages, liabilities (including amounts paid in settlement with written consent of LIFE COMPANY) or litigation (including reasonable legal fees and expenses) to which N&B MANAGEMENT and the TRUST may become subject to under any statute, at common law or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements resulting from gross negligence, bad faith or willful misconduct of LIFE COMPANY, its officers, directors or employees relating to the sale or acquisition of the TRUST's shares or the Variable Contracts.

   Neither LIFE COMPANY nor N&B MANAGEMENT shall be liable under these indemnification provisions with respect to any losses, claims, damages, liability or litigation to which an indemnified party would otherwise be subject by reason of such indemnified party's willful misfeasance, bad faith or gross negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations and duties under this Agreement.

   LIFE COMPANY and N&B MANAGEMENT shall each notify the other of the commencement of any litigation or proceedings against them in connection with the issuance or sale of TRUST shares or the Variable Contracts or the operation of TRUST.

    9. LIFE COMPANY and its agents will not make any representations concerning the TRUST (or its individual Portfolios) or TRUST shares except those contained in the then current prospectus of the TRUST (or its individual Portfolios) and in current printed sales literature of the TRUST (or its individual Portfolios).

   10. LIFE COMPANY agrees to inform the Board of Trustees of TRUST of the existence of or any potential for any material irreconcilable conflict of interest between the interests of the contract owners of the separate accounts of LIFE COMPANY investing in the TRUST and/or any other separate account of any other insurance company investing in TRUST.

   Any material irreconcilable conflict may arise for a variety of reasons, including:

   (a)  an action by any state insurance regulatory authority;

   (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

   (c)  an administrative or judicial decision in any relevant proceeding;

   (d) the manner in which the investments of any Portfolio are being managed;

   (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing TRUST (in the event pass-through voting is required pursuant to Section 11 of this Agreement); or

   (f) a decision by LIFE COMPANY to disregard the voting instructions of contract owners (in the event pass-through voting is required pursuant to Section 11 of this Agreement).

   LIFE COMPANY will be responsible for assisting the Board of Trustees of TRUST in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised including information as to a decision by LIFE COMPANY to disregard voting instructions of contract owners.

   It is agreed that if it is determined by a majority of the members of the Board of Trustees of TRUST or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to,

   (a) withdrawing the assets allocable to some or all of the separate accounts from TRUST or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the TRUST or submitting the questions of whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any particular group (i.e. annuity contract owners, life insurance contract owners or qualified contract owners) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change;

   (b) establishing a new registered management investment company or managed separate account.

   If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the LIFE COMPANY may be required, at the TRUST's election, to withdraw its separate account's investment in TRUST. No charge or penalty will be imposed against a separate account as a result of such a withdrawal. LIFE COMPANY agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of contract owners.

   For purposes hereof, a majority of the disinterested members of the Board of Trustees of TRUST shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event will TRUST be required to establish a new funding medium for any Variable Contracts. LIFE COMPANY shall not be required by the terms hereof to establish a new funding medium for any Variable Contracts if an offer to do so has been declined by vote of a majority of affected contract owners.

   TRUST agrees to inform LIFE COMPANY of the existence or the potential of any material irreconcilable conflict of interest between the interests of the contractholders or the separate accounts of LIFE COMPANY investing in TRUST and/or any other separate account of any other insurance company investing in TRUST (upon TRUST having knowledge of same) including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding,
(d) the manner in which the investments of any Portfolio are being managed;
(e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different participating insurance companies (in the event pass-through voting is required pursuant to Section 11 of this Agreement); or (f) a decision by an insurer to disregard the voting instructions of contract owners (in the event pass-through voting is required pursuant to Section 11 of this Agreement). The Board of Trustees of TRUST shall promptly inform LIFE COMPANY if it determines that an irreconcilable material conflict exists and the implications thereof.

   11. LIFE COMPANY shall provide pass-through voting privileges to all Variable Contract owners if required under the '40 Act. If pass-through voting is required, LIFE COMPANY shall be responsible for assuring that each of its separate accounts participating in TRUST calculates voting privileges in a manner consistent with other life companies utilizing TRUST and LIFE COMPANY will vote shares for which it has not received voting instructions as well as shares attributable to it in the same proportion as it votes shares for which it has received instructions.

   12. This Agreement shall terminate automatically in the event of its assignment unless made with the written consent of LIFE COMPANY and TRUST.

   13. This Agreement may be terminated at any time on 60 days' written notice to the other party hereto, without the payment of any penalty. Notwithstanding any termination of this Agreement, TRUST shall at the option of LIFE COMPANY, continue to make available additional shares of TRUST subject to all of the terms and conditions of this Agreement, for all LIFE COMPANY contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 13 shall not apply to any terminations under Section 10 of this Agreement and the effect of Section 10 terminations shall be governed by said Section 10.

   14. This Agreement shall be subject to the provisions of the '40 Act and the rules and regulations thereunder, including any exemptive relief therefrom and the orders of the Securities and Exchange Commission setting forth such relief. Copies of any such orders shall be promptly forwarded to the LIFE COMPANY upon receipt thereof by the TRUST.

   15. It is understood by the parties that this Agreement is not to be deemed an exclusive arrangement.

   16. This Agreement is made by TRUST pursuant to authority granted by the Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of TRUST individually, but bind only the property of TRUST.

   Executed this 18 day of February, 1994.
                 --


                                       NEUBERGER & BERMAN
                                       ADVISERS MANAGEMENT TRUST



ATTEST:   /s/                          By:   /s/ Stanley Egener
        ------------------------           -----------------------------
                                              Stanley Egener, Chairman


                                       HARTFORD LIFE INSURANCE COMPANY



ATTEST:   /s/                          By:   /s/
        ------------------------           -----------------------------


                                       NEUBERGER & BERMAN MANAGEMENT
                                       INCORPORATED



ATTEST:   /s/                          By:   /s/ Michael Weiner
        ------------------------           -----------------------------
                                           Michael Weiner, Senior Vice
                                           President

                                 APPENDIX A


Partners Portfolio

                                 APPENDIX A
                          Amended Effective 5/1/94


Partners Portfolio
Liquid Asset Portfolio
Limited Maturity Bond Portfolio
Government Income Portfolio
Growth Portfolio
Balanced Portfolio


Executed this 29th day of April, 1994.
              ----

                                                NEUBERGER & BERMAN
                                                ADVISERS MANAGEMENT TRUST


ATTEST:   /s/                               By:    /s/ Stanley Egener
       -----------------------------            ------------------------------
                                                Stanley Egener, Chairman

                                                HARTFORD LIFE INSURANCE COMPANY

ATTEST:  /s/                                By:    /s/
       -----------------------------            ------------------------------

                                                NEUBERGER & BERMAN MANAGEMENT
                                                INCORPORATED


ATTEST:  /s/                                By:    /s/ Michael Weiner
       -----------------------------            ------------------------------
                                                Michael Weiner,
                                                Senior Vice President

                           PARTICIPATION AGREEMENT

                                    Among

                      VARIABLE INSURANCE PRODUCTS FUNDS
                      FIDELITY DISTRIBUTORS CORPORATION

                                    and

                       HARTFORD LIFE INSURANCE COMPANY

     THIS AGREEMENT, made and entered into as of the 1 day of September, 1994 by and among HARTFORD LIFE INSURANCE COMPANY, (hereinafter the "Company"), a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the VARIABLE INSURANCE PRODUCTS FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

     WHEREAS, the fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, Fidelity Management & Research Company (the "Adviser") is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

     WHEREAS, the Company has registered or will register certain variable life insurance and variable annuity contracts under the 1933 Act; and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable annuity contracts; and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:


                           ARTICLE I. SALE OF FUND SHARES


     1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:00 a.m. Boston time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

     1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales.

     1.5. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day.

     1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the variable annuity contracts with the form number(s) which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the "Contracts") shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment Company other than the Fund if (a) such other investment company, or series thereof, has

NOTE.... FOLIO FOUR IS MISSING... INPUT WHEN RECEIVED
account under Section 38a-433 of the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Connecticut and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

     2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4. The Company represents that the Contracts are currently treated as endowment or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Connecticut and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Connecticut to the extent required to perform this Agreement.

NOTE.... FOLIO SIX IS MISSING... INPUT WHEN RECEIVED

NOTE.... FOLIO SEVEN IS MISSING... INPUT WHEN RECEIVED

     4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably object to such use within fifteen Business Days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

     4.3. The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

     4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

     4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund:
advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.


                        ARTICLE V. FEES AND EXPENSES

     5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund. Currently, no such payments are contemplated.

     5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

     5.3. The Company shall bear the expenses of printing and distributing the Fund's prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

                        ARTICLE VI. DIVERSIFICATION

     6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance with the grace period afforded by Regulation 817-5.


                       ARTICLE VII. POTENTIAL CONFLICTS

   7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed;
(e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

   7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

   7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:
(1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered investment company or managed separate account.

   7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

   7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

   7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

   7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and
(b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.



                          ARTICLE VIII. INDEMNIFICATION


   8.1.  INDEMNIFICATION BY THE COMPANY

   8.1(a). The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                 (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

                (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                 (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

   8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

   8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

   8.2.  INDEMNIFICATION BY THE UNDERWRITER

   8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                 (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

                (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in
                      Article VI of this Agreement); or

                 (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

   8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

   8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                  SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and               Policy Form Numbers of Contracts
Funded
DATE ESTABLISHED BY BOARD OF DIRECTORS     BY SEPARATE ACCOUNT

                                   SCHEDULE B
                             PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

    Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.

3. The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of a proxy statement. Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card" is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Legal Department of the Underwriter or its affiliate ("Fidelity
    Legal") must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

        a.  name (legal name as found on account registration)
        b.  address
        c.  Fund or account number
        d.  coding to state number of units
        e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to Customers by Company will include:

        a.  Voting Instruction Card(s)
        b.  One proxy notice and statement (one document)
        c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
        d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
        e. cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal.

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal.

7.  Package mailed by the Company.
    * The Fund MUST allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

    Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by Fidelity in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

    Note: For Example, If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of SHARES.) Fidelity Legal must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14. A Certificate of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

                           PARTICIPATION AGREEMENT

   THIS AGREEMENT is made this 31 day of January, 1995, by and among The Alger American Fund (the "Trust"), an open-end management investment company organized as a Massachusetts business trust, Hartford Life Insurance Co., a life insurance company organized as a corporation under the laws of the State of Connecticut, (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be amended from time to time (the "Accounts"), and Fred Alger and Company, Incorporated, a Delaware corporation, the Trust's distributor (the "Distributor").

   WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the "1933 Act");

   WHEREAS, the Trust and the Distributor desire that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the "Participating Insurance Companies");

   WHEREAS, shares of beneficial interest in the Trust are divided into several series of shares, each representing an interest in a particular managed portfolio of securities and other assets, and certain of those series named in Schedule B (the "Portfolios") are to be made available for purchase by the Company for the Accounts;

   WHEREAS, the Trust has received an order from the Commission, dated February 17, 1989 (File No. 812-7076), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules
6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order");

   WHEREAS, the Company has registered or will register under the 1933 Act certain variable life insurance policies and variable annuity contracts to be issued by the Company under which the Portfolios are to be made available as investment vehicles (the "Contracts");

   WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act unless an exemption from registration under the 1940 Act is available and the Trust has been so advised;

   WHEREAS, the Company desires to use shares of one or more Portfolios as investment vehicles for the Accounts;

   NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                ARTICLE I.
            PURCHASE AND REDEMPTION OF TRUST PORTFOLIO SHARES

1.1. For purposes of this Article I, the Company shall be the Trust's agent for the receipt from each account of purchase orders and requests for redemption pursuant to the Contracts relating to each Portfolio, provided that the Company notifies the Trust of such purchase orders and requests for redemption by 9:30 a.m. Eastern time on the next following Business Day, as defined in Section 1.3.


1.2. The Trust shall make shares of the Portfolios available to the Accounts at the net asset value next computed after receipt of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio purchase procedures. The Company will transmit orders from time to time to the Trust for the purchase and redemption of shares of the Portfolios. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

1.3. The Company shall pay for the purchase of shares of a Portfolio on behalf of an Account with federal funds to be transmitted by wire to the Trust, with the reasonable expectation of receipt by the Trust by 2:00 p.m. Eastern time on the next Business Day after the Trust (or its agent) receives the purchase order. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Commission.

1.4. The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Proceeds of redemption with respect to a Portfolio will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company by order of the Trust with the reasonable expectation of receipt by the Company by 2:00 p.m. Eastern time on the next Business Day after the receipt by the Trust (or its agent) of the request for redemption. Such payment may be delayed if, for example, the Portfolio's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. The Trust reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder.

1.5. Payments for the purchase of shares of the Trust's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust's Portfolios under Section 1.4 on any Business Day may be netted against one another for the purpose of determining the amount of any wire transfer.

1.6. Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

1.7. The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.8. The Trust shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available to the Company by 6:30 p.m. Eastern time each Business Day.


1.9. The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their segregated asset accounts, to the Fund Sponsor or its affiliates and to such other entities as may be permitted by Section 817(h) of the Code, the regulations hereunder, or judicial or administrative interpretations thereof. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as amended from time to time.

1.10. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding materially to those contained in
      Section 2.9 and Article IV of this Agreement.


                                     ARTICLE II.
                             OBLIGATIONS OF THE PARTIES

2.1. The Trust shall prepare and be responsible for filing with the Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2. At the option of the Company, the Trust shall either (a) provide the Company with as many copies of portions of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing and from which the information relating to each of the series of the Trust other than the Portfolios has been deleted to the extent practicable. Should the Company wish to print any such document in a different format than that provided by the Trust, the Company shall bear the cost of any format change. The Trust shall provide the Company with a copy of its current statement of additional information, including any amendments or supplements, in a form suitable for duplicaton by the Company (at its expense). The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

2.3. The Trust shall bear its proportionate share of the costs of printing and distributing documents including the Trust's prospectus, shareholder reports and other shareholder communications to owners of Contracts for which a Portfolio or Portfolios of the Trust is serving or may serve as an investment vehicle, such proportionate share, when not directly determinable, to be based on the relative number of pages. The Company will use its best efforts to control those costs, will submit bills therefor to the Trust for reimbursement, and will advise the Trust semi-annually of how many Contract owners are using the Trust as a funding vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) and statements of additional information to Contract owners, as well as printing and distribution costs relating to prospective owners of Contracts. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

2.4. The Company agrees and acknowledges that the Distributor is the sole owner of the name and mark "Alger" and that all use of any designation comprised in whole or part of such name or mark under this Agreement shall insure to the benefit of the Distributor. Except as provided in Section
      2.5. the Company shall not use any such name or mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of the Distributor. Upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

2.5. The Company shall furnish, or cause to be furnished, to the Trust or its designee a copy of each Contract prospectus and/or statement of additional information describing the Contracts, each report to Contract owners, proxy statement, application for exemption or request for no-action letter in which the Trust or the Distributor is named contemporaneously with the filing of such document with the Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material in which the Trust or the Distributor is named, at least five Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within three Business Days after receipt of such material.

2.6. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Distributor in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the prior written permission of the Trust, the Distributor or their respective designees. The Trust and the Distributor agree to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that "broker only" materials including information therein about the Trust or the Distributor are not distributed to existing or prospective Contract owners.

2.7. The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios and the Distributor, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of registration statements, prospectuses and annual and semi-annual reports pertaining to the Contracts.

2.8. The Trust and the Distributor shall not give, and agree that no affiliate of either of them shall give, any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the prior written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

2.9.  So long as, and to the extent that, the Commission interprets the 1940
      Act to require pass-through voting privileges for Contract owners, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the registered Accounts, in shares of one or more Portfolios of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each registered Account, the Company will vote shares of each Portfolio of the Trust held by a registered Account and for which no timely instructions from Contract owners are received in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion. The Company reserves the right, to the extent permitted by law, to vote shares held in any Account in its sole discretion.

2.10. The Company and the Trust will each provide to the other information about the results of any regulatory examination relating to the Contracts or the Trust, including relevant portions of any "deficiency letter" and any response thereto.

2.11. No compensation shall be paid by the Trust to the Company, or by the Company to the Trust, under this Agreement (except for specified expense reimbursements). However, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust, the Accounts or both.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A, and that Hartford Equity Sales Company, the principal underwriter for the Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc.

3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act and cause each Account to remain so registered to serve as a segregated asset account for the Contracts, unless an exemption from registration is available.

3.3. The Company represents and warrants that the Contracts will be registered under the 1933 Act unless an exemption from registration is available prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance law suitability requirements.

3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

3.5. The Trust and the Distributor represent and warrant that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

3.6. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

3.7. The Trust represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

3.8. The Trust represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other applicable regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

3.9. The Distributor represents that it is duly organized and validly existing under the laws of the State of Delaware and that it is registered, and will remain registered, during the term of this Agreement, as a broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc.


                                      ARTICLE IV.
                                  POTENTIAL CONFLICTS

4.1. The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
      (c) an administrative or judicial decision in any relevant proceeding;
      (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company of any determination by the Trustees that a material irreconcilable conflict exists and of the implications thereof.

4.2. The Company agrees to report promptly any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for and requested by the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions. All communications from the Company to the Trustees may be made in care of the Trust.

4.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that the Trust has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

4.6. For purposes of Section 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Contract. The Company shall not be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

4.8. If and to the extent that Rule 6e-3(T) is amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-3(T), as amended, or Rule 6e-3, as adopted, to the extent such rules are applicable.

                                  ARTICLE V.
                               INDEMNIFICATION


5.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Distributor, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties' for purposes of this Section 5.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses'), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or Trust shares and:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company
         Documents' for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

     (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

     (f) arise out or result from the provision by the Company to the Trust of insufficient or incorrect information regarding the purchase or sale of shares of any Portfolio, or the failure of the COmpany to provide such information on a timely basis.

5.2. INDEMNIFICATION BY THE DISTRIBUTOR OR THE TRUST. The Distributor and the Trust jointly and severally agree to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of
     Section 15 of the 1933 Act (collectively, the "Indemnified Parties' for the purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses'), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Contracts or Trust shares and:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto) (collectively, "Trust Documents' for the purposes of this
         Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Distributor or the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares and; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or acquisition of the Contracts or Portfolio shares; or

       (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

       (d) arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

       (e) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust; or

       (f) arise out of or result from the failure of the Trust to comply with the diversification requirements specified in Section 3.6 hereof.

   5.3. None of the Company, the Trust or the Distributor shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

   5.4. None of the Company, the Trust or the Distributor shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Idemnified party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

   5.5. In case any such action is brought against an Indemnified Party, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                  ARTICLE VI.
                                  TERMINATION


   6.1.  This Agreement shall terminate:

         (a) at the option of any party upon 60 days advance written notice to the other parties, unless a shorter time is agreed to by the parties;

         (b) at the option of the Trust or the Distributor if the Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law; or

         (c) at the option of any party upon a determination by a majority of the Trustees of the Trust, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists; or

         (d) at the option of the Company upon institution of formal proceedings against the Trust or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Trust's or the Distributor's duties under this Agreement or related to the sale of Trust shares or the operation of the Trust; or

         (e) at the option of the Company if the Trust or a Portfolio fails to meet the diversification requirements specified in
              Section 3.6 hereof; or

         (f) at the option of the Company if shares of the Portfolios are not reasonably available to meet the requirements of the Contracts issued by the Company, as determined by the Company, and upon prompt notice by the Company to the other parties; or

         (g) at the option of the Company in the event any of the shares of the Portfolios are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

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


         (h) at the option of the Company if the Portfolio fails to qualify as a Regulated Investment Company under Subchapter M of the Code; or

         (i) at the option of any party if it shall determine in its sole judgment exercised in good faith, that the other party and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

   6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement.

   6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.9 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with
         Section 6.2.

                                 ARTICLE VII.
                                    NOTICES

   Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                   If to the Trust or its Distributor:

                   Fred Alger Management, Inc.
                   30 Montgomery Street
                   Jersey City, NJ 07302
                   Attn:  Gregory S. Duch


                   If to the Company:

                   Hartford Life Insurance Company
                   200 Hopmeadow Street
                   Simsbury, CT 06070
                   Attn:  Greg Bubnash


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


                                 ARTICLE VIII.
                                 MISCELLANEOUS


   8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   8.2. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company.

   8.5. All liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

   8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the National Association of Securities Dealers, Inc.
         and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

   8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

   8.8.  This Agreement shall not be exclusive in any respect.

   8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

8.11. Each party hereto shall, except as required by law or otherwise permitted by this Agreement, treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto, and shall not disclose such confidential information without the written consent of the affected party unless such information has become publicly available.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                       Fred Alger and Company, Incorporated



                                       By: /s/ Gregory S. Duch
                                           ---------------------------
                                       Name:
                                       Title:


                                       Alger American Fund



                                       By: /s/ Gregory S. Duch
                                           ----------------------------
                                       Name:
                                       Title:


                                       Hartford Life Insurance Co.



                                       By: /s/ Juliana B. Dalton
                                           ----------------------------
                                       Name:  Juliana B. Dalton
                                       Title:  Vice President

                                  SCHEDULE B

Alger American Small Capitalization Portfolio
Alger American Growth Portfolio


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